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                                                                  EXHIBIT 10.10


                           BENEFIT EQUALIZATION PLAN
                                       OF
                             U.S TRUST CORPORATION

                            AS AMENDED AND RESTATED
                       EFFECTIVE AS OF SEPTEMBER 1, 1995

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1.       PURPOSE

         The Plan hereinafter set forth represents a continuation of the Benefit Equalization Plan maintained by U.S. Trust Corporation, before its merger with The Chase Manhattan Corporation ("Chase") pursuant to the Agreement and Plan of Merger dated as of November 18, 1994 between Chase and U.S. Trust Corporation (the "Merger Agreement"). The Plan has been amended and restated effective as of September 1, 1995 (a) to reflect the transfer of the Plan to and the adoption of the Plan by the Corporation, and the Corporation's assumption of and becoming solely responsible for all liabilities and obligations of U.S. Trust Corporation under the Plan, effective immediately before the "New Holdings Distribution", as defined in the Merger Agreement, and
(b) to reflect the "Distribution" and the "Merger", as defined in the Merger Agreement.

         The purpose of the Plan, as so continued, is to provide members of the Employees' Retirement Plan of United States Trust Company of New York and Affiliated Companies, and their surviving spouses, with benefits that would have been payable to them under such plan but for the limitations placed on benefits payable under such plan by sections 401(a)(17) and 415 of the Code.

         The Plan is intended to constitute an "excess benefit plan", as that term is defined in section 3(36) of ERISA, to the extent that the Plan provides benefits equal to any reduction in benefits under the Retirement Plan attributable solely to the limitations imposed by section 415 of the Code. The Plan is intended to constitute an unfunded plan of deferred compensation for "a select group of management or highly compensated employees", within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, to the extent that the Plan provides any other benefits.

2.       DEFINITIONS

         When used herein, the following terms shall have the following meanings:
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         "AFFILIATED COMPANIES" means (i) with respect to U.S. Trust
Corporation, each of its direct or indirect subsidiaries, and (ii) with respect to the Corporation, each of its direct or indirect subsidiaries.

         "BENEFIT LIMITATIONS" means (i) the limitation imposed by section 401(a)(17) of the Code on the amount of an Eligible Employee's annual compensation that may be taken into account in computing the Eligible Employee's pension benefit under the Retirement Plan and (ii) the limitations imposed by section 415 of the Code on the amount of the pension benefit payable to an Eligible Employee under the Retirement Plan.

         "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COMMITTEE" means the Compensation and Benefits Committee of the Board of Directors.

         "CORPORATION" means New USTC Holdings Corporation, which will assume the name of "U.S. Trust Corporation" as of the time the New Holdings Distribution is effective.

         "EARLIEST PAYMENT DATE" means (i) the date as of which payment of an Eligible Employee's Pension under the Retirement Plan commences, or (ii) if earlier, the earliest date as of which the Eligible Employee could elect, under the Retirement Plan, to have payment of his or her Pension commence.

         "ELIGIBLE EMPLOYEE" means any Employee who becomes entitled to receive a Pension pursuant to Article 5 or Article 6 of the Retirement Plan, the amount of which is less than the amount of the Pension he or she would be entitled to receive if the Employee's Pension were calculated without regard to the Benefit Limitations.

         "ELIGIBLE SPOUSE" means the surviving spouse of a deceased Employee who, upon such Employee's death, becomes entitled to receive a Spouse's Preretirement Survivorship Pension pursuant to Section 8.7 of the Retirement Plan, the amount of which is less than the amount of the Spouse's Preretirement Survivorship Pension he or she would be entitled to receive if the Pension that the deceased Employee would have been entitled to receive had he or she not died were calculated without regard to the Benefit Limitations.
Notwithstanding the foregoing, the surviving spouse of a deceased Employee shall not be treated as an Eligible Spouse for purposes of this Plan if payment of an Excess Pension Benefit to such deceased Employee had commenced prior to his or her death.

         "EMPLOYEE" means any person employed, or formerly employed, by the Corporation, U.S. Trust Corporation, or any of their Affiliated Companies that participates, or formerly participated, in the Retirement Plan.





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         "EQUIVALENT ACTUARIAL VALUE" shall have the same meaning as is assigned to such term under the Retirement Plan for purposes of converting a life annuity to a 50% joint and survivor annuity, or, as the context may require, for purposes of determining the amount of distributions payable in the form of a lump sum payment under Section 7.6 of the Retirement Plan.

         "JOINT AND SURVIVOR PENSION" means a monthly annuity payable to an Eligible Employee during his lifetime, with a monthly survivor's annuity payable after the death of such Eligible Employee to his spouse on his Payment Starting Date who survives him for such spouse's life (regardless of such spouse's remarriage after his death) in the amount of 50% of the monthly annuity paid to the Eligible Employee prior to his death.

         "PAYMENT STARTING DATE" means the first day of the month coinciding with or next following the later of (i) the date of the Eligible Employee's Termination of Employment, or (ii) the Eligible Employee's Earliest Payment Date.

         "PLAN" means the Benefit Equalization Plan of U.S. Trust Corporation, as set forth herein and as amended and restated from time to time.

         "RETIREMENT PLAN" means the Employees' Retirement Plan of United States Trust Company of New York and Affiliated Companies, as amended and restated from time to time.

         "TERMINATION OF EMPLOYMENT" means the termination of an Employee's employment with the Corporation and all of its Affiliated Companies.

         Each other capitalized term used herein, not otherwise defined, shall have the meaning given to such term under the Retirement Plan.

3.       EXCESS PENSION BENEFIT

         Upon an Eligible Employee's Termination of Employment for any reason other than death, the Eligible Employee shall be entitled to receive an Excess Pension Benefit under this Plan.

         The Excess Pension Benefit shall be a Pension which is equal to the excess of (i) the Pension that would be payable to the Eligible Employee under the Retirement Plan in the form of a single life annuity if payment thereof were to commence on the Eligible Employee's Payment Starting Date, calculated without regard to the Benefit Limitations, over (ii) the Pension that would be payable to the Eligible Employee under the Retirement Plan in the form of a single life annuity if payment thereof were to commence on the Eligible Employee's Payment Starting Date, calculated by taking into account the Benefit Limitations.

         The Excess Pension Benefit shall be payable on a monthly basis, and each payment thereof shall be due on the first day of the month. In the case of an Eligible Employee who is not married





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on his Payment Starting Date, the Excess Pension Benefit shall be payable in the form of a single life annuity. In the case of an Eligible Employee who is married on his Payment Starting Date, the Excess Pension Benefit shall be payable in the form of a Joint and Survivor Pension which shall be of Equivalent Actuarial Value to the Excess Pension Benefit payable in the form of a single life annuity.

         Payment of the Excess Pension Benefit to the Eligible Employee shall commence as of his Payment Starting Date, and shall terminate with the payment due for the month in which he dies. Payment of a survivor's annuity under the Excess Pension Benefit to the Eligible Employee's surviving spouse shall commence on the first day of the month following the date of the Eligible Employee's death, and shall terminate with the payment due for the month in which the surviving spouse dies.

4.       EXCESS SURVIVORSHIP PENSION BENEFIT

         Upon the death of an Employee, the Employee's Eligible Spouse shall be entitled to receive an Excess Survivorship Pension Benefit under this Plan.

         The Excess Survivorship Pension Benefit shall be a Pension which is equal to the excess of (i) the Spouse's Preretirement Survivorship Pension that would be payable to the Eligible Spouse under the Retirement Plan if payment thereof were to commence on the first day of the month following the date of the Employee's death, calculated without regard to the Benefit Limitations, over (ii) the Spouse's Preretirement Survivorship Pension that would be payable to the Eligible Spouse under the Retirement Plan if payment thereof were to commence on the first day of the month following the date of the Employee's death, calculated by taking into account the Benefit Limitations.

         The Excess Survivorship Pension Benefit shall be payable in the form of a single life annuity. Payments shall be made on a monthly basis, and shall be due on the first day of the month. Payment of the Excess Survivorship Pension Benefit to the Eligible Spouse shall commence as of the first day of the month following the date of the Employee's death, and shall terminate with the payment due for the month in which the surviving spouse dies.

5.       SOURCE OF PAYMENT

         All payments to be made hereunder shall be paid from the general assets of the Corporation, and no special or separate fund shall be established and no segregation of assets shall be made to assure such payments. Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or be construed to create a trust of any kind, or as creating in any Eligible Employee or any other person any right, title or beneficial ownership interest in or to any assets of the Corporation. The Plan constitutes a mere promise by the Corporation to make benefit payments in the future. It is the intention of the Corporation that the Plan be treated as unfunded for Federal





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income tax purposes and for purposes of Title I of ERISA.  To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

         Notwithstanding the foregoing, the Corporation may establish a bookkeeping reserve to reflect its obligations hereunder, or may establish a "grantor" trust, within the meaning of sections 671 through 679 of the Code, to assist it in making the payments provided for hereunder; provided, however, that any bookkeeping reserve, and the assets of any trust, so established shall not be deemed to constitute assets of this Plan, and the assets of any trust so established shall at all times prior to payment to Eligible Employees and Eligible Spouses remain a part of the general assets of the Corporation and subject to the claims of the Corporation's general creditors.

6.       CHANGE IN CONTROL

         Notwithstanding any other provision in the Plan to the contrary (but subject to the proviso contained in the definition of "Change in Control" in
(e) below), upon the occurrence of a Change in Control, the following provisions shall apply.

         (a) Each Eligible Employee and each Eligible Spouse for whom an Excess Pension Benefit or an Excess Survivorship Pension Benefit had become payable prior to a Change in Control shall be entitled, upon the occurrence of such Change in Control, to receive, in full discharge of the Corporation's obligations hereunder to such Eligible Employee or Eligible Spouse, an immediate lump-sum cash payment, in an amount that is of Equivalent Actuarial Value to the Excess Pension Benefit or the Excess Survivorship Pension Benefit so payable.

         (b) In the event of an Eligible Employee's Involuntary Termination (as defined below) following a Change in Control, such Eligible Employee shall be entitled, upon such Involuntary Termination, to receive, in full discharge of the Corporation's obligations hereunder to such Eligible Employee, a single lump-sum cash payment, in an amount that is of Equivalent Actuarial Value to the Excess Pension Benefit that otherwise would have been payable to the Eligible Employee under Section 4 as a result of such Termination of Employment.

         (c) All amounts payable under this Section 6, reduced by any taxes withheld pursuant to Section 9(c), shall be paid as soon as practicable following the Change in Control.

         (d) As used herein, the term "Involuntary Termination" shall mean an Eligible Employee's Termination of Employment (i) by the Corporation or any of its Affiliated Companies or (ii) by the Eligible Employee after any reduction in his or her salary, any change in location of the Eligible Employee's place of employment to a location outside the Borough of Manhattan without his or her consent, a material decrease in the Eligible Employee's responsibilities with respect to the business of the Corporation or any of its Affiliated Companies, or any other material adverse change in the





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conditions of the Eligible Employee's employment by the Corporation or any of its Affiliated Companies.

         (e) As used herein, the term "Change in Control" shall mean that any of the following has occurred after the "Closing Date", as defined in the Merger Agreement:

                  (i) 20% or more of the common shares of the Corporation has been acquired by any person (as defined by Section 3(a)(9) of the Securities Exchange Act of 1934) other than directly from the Corporation;

                 (ii) there has been a merger or equivalent combination after which 49% or more of the voting shares of the surviving corporation is held by persons other than former shareholders of the Corporation; or

                (iii) 20% or more of the directors elected by shareholders to the Board of Directors are persons who were not nominated by management in the most recent proxy statement of the Corporation;

provided, however, that no Change in Control shall be deemed to have occurred, and no right to receive any amount that becomes payable upon or after a Change in Control as provided in this Section 6 shall exist, to the extent that the Board of Directors so directs by resolution adopted prior to the Change in Control, or not later than 45 days after the Change in Control if the percentage of the Corporation's common shares acquired or directors elected under clauses (i) or (iii) of the foregoing definition of Change in Control shall be at least 20% but less than 25%. Any resolution of the Board of Directors adopted in accordance with the provisions of this definition directing that a Change in Control shall be deemed not to have occurred for purposes of this Plan may be rescinded or countermanded at any time with or without retroactive effect.

7.       ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Committee, which shall have full power and authority, in its discretion, to interpret and construe the Plan, to make all determinations considered necessary or advisable for the administration of the Plan and the calculation of the amount of benefits payable thereunder, and to review claims for benefits under the Plan. The Committee's interpretations and constructions of the Plan and its decisions or actions thereunder shall be binding and conclusive on all persons for all purposes.

         No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director or trustee of the Corporation or any of its Affiliated Companies to whom any duty or power





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relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

8.       AMENDMENT AND TERMINATION

         The Plan may be amended, suspended or terminated, with prospective or retroactive effect, in whole or in part, by the Board of Directors without the consent of any Employee or any other person. The Committee may adopt any amendment that may be necessary or appropriate to facilitate the administration, management and interpretation of the Plan or to conform the Plan thereto, provided any such amendment does not have a material effect on the currently estimated cost to the Corporation of maintaining the Plan. No such amendment, suspension or termination shall retroactively impair or otherwise adversely affect the rights of any Employee or other person to benefits under the Plan that have accrued prior to the date of such action as determined by the Committee in its sole discretion.

         Notwithstanding the above, and notwithstanding any other provision in this Plan to the contrary, the Committee may direct that no benefit attributable to the application under the Retirement Plan of the Benefit Limitation described in clause (i) of the definition of the term "Benefit Limitations" be paid with respect to an Eligible Employee if the Committee, in its sole dis cretion, determines that the payment of such benefit would jeopardize the Plan's status as a plan of deferred compensation for "a select group of management or highly compensated employees" within the meaning of the applicable provisions of ERISA with respect to such benefits.

9.       GENERAL PROVISIONS.

         The following additional provisions shall be applicable with respect to the Plan.

         (a) The Plan shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and Eligible Employees, Eligible Spouses, and their estates. The Plan shall also be binding upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation, but nothing in the Plan shall preclude the Corporation from merging or consolidating into or with, or transferring all or substantially all of its assets to, an other corporation or organization that assumes the Plan and all obligations of the Corporation hereunder. The Corporation agrees that it will make appropriate provision for the preservation of Employees' rights under the Plan in any agreement or plan that it may enter into to effect any merger, consolidation, reorganization or transfer of assets. Upon such a merger, consolidation, reorganization, or transfer of assets and assumption, the term "Corporation" shall refer to such other corporation or organization and the Plan shall continue in full force and effect.

         (b) Neither the Plan nor any action taken hereunder shall be construed as giving to any Employee the right to be retained in the employ of the Corporation or any of its Affiliated





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Companies or as affecting the right of the Corporation or any of its Affiliated
Companies to dismiss any Employee.

         (c) The Corporation shall withhold from all benefits otherwise payable under the Plan all Federal, state, local or other taxes required pursuant to law to be withheld with respect to such payments.

         (d) The rights or interests of any Eligible Employee under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors or beneficiaries of such person.

         (e) If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness, accident or legal incapacity, then, if the Committee so directs, any payment due to such person may be paid to such person's spouse, child or other relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person, unless a prior claim for payment of such amount has been made by a duly appointed legal representative of such person. Any such payment shall be a complete discharge of the liability of the Corporation therefor.

         (f) The Plan shall be governed by the laws of the State of New York from time to time in effect.





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